July 28, 2022

Griffin Peloso
Associate
Irwin Lowy LLP
Via email: gpeloso@irwinlowy.com

RE: CSE Listing Application – Two Hands Corporation

Dear Griffin Peloso:

We are pleased to inform you that following an internal Listing Application Review, the CSE has approved Two Hands Corporation for listing subject to the following conditions:

- Two Hands Corporation meeting the CSE's initial listing public distribution requirements; and
- Completion of any and all outstanding CSE application documentation and payment of fees pursuant to the Policies.

A date for trading will be determined upon confirmation of the conditions being met.

If you have any questions or concerns, please feel free to contact me directly.

Sincerely,

Andrea Benzinger
Listings Analyst, Listings & Regulation
Canadian Securities Exchange
andrea.benzinger@thecse.com
Phone: 416-572-2000 ext: 2350